Letter To Our Shareholders

January 11, 2012

Dear Fellow Shareholders of Universal Bioenergy:

This Letter is to address some critical issues and concerns that have been on your minds for some time. Based on your phone calls and emails, we feel many of your concerns are valid, and we share your concerns as fellow shareholders. Many of you are very dissatisfied about the decline in our stock price, its volume, liquidity and the so-called DTC “Chill” on our stock – aren’t you? Some of you are angry with management and are wondering what are we going to do about it. Well, before you get the villagers to come with the torches and pitchforks to kill the corporate monsters, let me say that I can’t blame how you feel. We understand and want to give you the correct information so you are fully informed.

First of all let me assure you that we are deeply concerned about your interests as our fellow shareholders. We are constantly looking for new ways to create more value for our shareholders and investors. We believe this is the ultimate measure of our success. Although some things are outside of our control, we take full responsibility for the Company and our actions, just as a captain does for his ship and crew. We truly believe the “Buck Stops Here!” Now, we have nothing to hide, so let’s talk very plainly about your major concerns and how we plan to fix them.

Low Stock Price

Your biggest concern is the low stock price and decline in its volume and liquidity - isn’t it? First of all let’s be real; like all investors, you invest in stocks for one primary reason, you expect the price to go up so you can make a profit! And you want to maximize your wealth. Trust me – we get it! We’re very dissatisfied and unhappy about the stock price also. We feel the primary reasons for the decline in the price per share may be due to the late filing of our financial reports with the SEC last year, and a “Chill” imposed on our stock by the DTC. We believe these issues had a negative impact on our ability to raise the additional capital we needed from institutional investors for our expansion, delayed our planned acquisitions and projected profitability. With the assistance of our new independent public accounting firm Bongiovanni & Associates that we engaged on August 18, 2011, we plan to have all of our reports filed in a timely matter with the SEC in 2012 and beyond.

How do we plan to fix it, and increase our share price?

We have made it a top priority to take some very critical steps to increase the short and long term price of our stock. Our plans to increase our share price consists of several strategies including the following:

1.      Aggressively pursue generating positive earnings for the 2012 fiscal year

2.      Create greater “Brand Awareness” and interest in our Company in the public marketplace

3.      Create a greater demand for our stock, increasing our trading volume and liquidity

4.      Build stronger business fundamentals, generate higher revenues and market capitalization value

5.      Continue to reduce debt and improve future cash flow

6.      Focus on adding new profit centers including gas trading, transportation and storage

7.      Grow the company through more acquisitions in the energy and related industries

8.      Improve our Balance Sheet by increasing our assets in cash, oil, gas, propane and coal

9.      We are positioning Universal to potentially qualify, (possibly through a secondary public offering), and apply to be listed on a major national stock exchange such as NASDAQ, NYSE Amex Equities or others

10.   Timely filing of all financial reports with the SEC

11.   Removing the DTC “Chill”

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Depository Trust Company (DTC)

The Depository Trust & Clearing Corporation (DTCC) located in New York, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage-backed securities, money market instruments and over-the-counter derivatives. The Depository Trust Company (DTC) is a subsidiary of the DTCC, a member of the U.S. Federal Reserve System and a registered clearing agency with the Securities and Exchange Commission. The DTC manages the electronic clearing and settlement of your stocks and other securities, similar to an escrow agent. Securities that are eligible to be electronically cleared and settled through the DTC are considered "DTC eligible".

Universal’s stock has been “DTC eligible” for the Deposit/Withdrawal At Custodian (DWAC) and the Fast Automated Securities Transfer (FAST) program in the secondary market for many years in conjunction with its transfer agent, Corporate Stock Transfer. DWAC is an electronic method of transferring shares between brokers using the Depository Trust Company (DTC) and a transfer agent, with the transfer agent serving as a custodian. This electronic method of clearing securities speeds up the receipt of stock and cash, and thus accelerates the settlement process for investors.

The DTC imposed “Chill”

On July 27, 2011 the Depository Trust Company’s (DTC) Corporate Compliance Department notified our transfer agent Corporate Stock Transfer, who subsequently notified Universal Bioenergy, that the DTC had imposed a “Chill” or minor deposit restriction/suspension on Universal’s stock on July 22, 2011, and the Company was removed from the DWAC/FAST Program. We discussed the matter with the DTC staff and they informed us that some of their members known as “Participants”, had noticed large quantities of Universal Bioenergy’s shares being deposited into their brokerage firms all in the month of July, and this was a cause for some concern. Just as the banks monitor and report daily cash deposits of more than $10,000 under the Currency and Foreign Transactions Reporting Act, the DTC monitors the movements of stocks and other securities.

On July 12, 2011, the Company issued a stock dividend to all shareholders of record as of July 1, 2011. Based on our discussions with the DTC, the “Chill” may have been caused by the issuance of the stock dividend. The DTC informed us that they required verification and confirmation that the dividend shares that were issued, were either properly registered with the SEC, or exempt from registration under the Securities Act of 1933 (the “Securities Act”). According to the DTC’s “Deposit User Guide” on page 30, it appears this “Chill” or suspension is an action that is sometimes taken by the DTC when there is either a “Corporate Action” taken by an issuer, or due to “temporary service problems” of the transfer agent. It can also be triggered by a large stock dividend, a forward stock split or reverse stock split by an issuer. Therefore, the “Chill” placed on our stock was not due to any failure, neglect or wrong on the part of Universal Bioenergy or its officers.

The following is a timeline of the steps taken to issue the stock dividend;

On June 6, 2011, the Company approved a 1 for 10 stock dividend for all of its shareholders of record as of July 1, 2011. Each shareholder would receive one (1) share of stock for each ten (10) shares of stock that they owned. The action was approved by our Board of Directors, reviewed by our legal counsel and submitted to FINRA.

On June 7, 2011, a formal request was submitted to Corporate Stock Transfer to process the documentation required to issue the stock dividend.

On June 8, 2011, we submitted the “Issuer Company-Related Action Notification Form” to FINRA for the stock dividend. The Company received the final notification from FINRA announcing to distribute the common stock dividend to our shareholders. The final notification was posted on FINRA’s, OTC Bulletin Board website at www.otcbb.com, under the tab “Daily List” and the “Headlines By Date”, 2011 Daily List Index for dividends for June 8, 2011.

On June 13, 2011, a Form 8-K Report was filed with the United States Securities and Exchange Commission to fully disclose the matter regarding the stock dividend.

July 1, 2011 was the record date for all registered shareholders, and July 8, 2011, was the official payment/distribution date for the dividend shares.

On July 11, 2011, a legal opinion was prepared by our securities counsel, which was addressed to CEDE & Company, the DTC’s nominee for the stock dividend for the beneficial shareholders, notifying them that the shares were to be issued pursuant to an “exemption from the registration requirements” of Rule 144, under the Securities Act of 1933, to all shareholders holding free trading shares as of the record date.

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On July 12, 2011, our transfer agent, Corporate Stock Transfer issued 11,415,311 shares of common stock as a dividend to all registered shareholders of record on July 1, 2011. Of the 11,415,311dividend shares, a total of 8,666,676 shares were issued as free trading shares pursuant to an exemption from registration requirements of Rule 144, under the Securities Act of 1933 to all shareholders holding free trading shares as of the record date. The 8,666,676 dividend shares were deposited with the DTC, and registered in the name of the DTC’s nominee CEDE & Company, who subsequently distributed the shares to the DTC’s Participants, e.g., banks and broker dealers for final distribution and deposit of the shares into the accounts of the beneficial shareholders. The balance of the 11,415,311 shares, or 2,748,635 dividend shares were issued in a hard certificate form with a restrictive legend and sent via certified mail to all shareholders with restricted shares as of the record date.

On July 22, 2011, exactly ten days later, after noticing the large deposits of Universal’s stock from the dividend into their “Participants” accounts, the DTC imposed the “Chill” on our stock and the stock was temporarily not “DTC eligible” for their clearing and settlement.

The “Chill” does not affect our normal business operations. However, shareholders with internet brokerage accounts with firms such as Scottrade, TD Ameritrade or E*Trade may not be able to purchase our stock, although you should still be able to sell our stock through these internet brokers as usual. Since many shareholders trade through these internet brokers which clear and settle through the DTC, we believe the “Chill” may be contributing to significant limitations on the ability for many to purchase our shares. However, if you have an account with a full service broker, they will still clear and settle our stock manually, and you can buy and sell our stock as freely as usual without any DTC imposed restrictions.

How do we fix it? Removing the DTC “Chill”

Now, “How do you remove the “Chill” and when will it be lifted?” In our discussions with the DTC regarding resolving this issue, they require one of their Members/Participants to verify and confirm that the issued stock was either “properly registered with the SEC or exempt from registration”. We have had extensive discussions with our legal counsel and several DTC Participants to assist the Company in resolving this matter. We have all of the documentation regarding the issuance of the stock dividend shares and all other shares that have been issued by the Company. The documentation will all be submitted to the DTC in cooperation with one of their Participants.

Based on the information above, and our discussions with the DTC, the “Chill” on our stock appears to be related to the issuance of the stock dividend. We have not been informed of any other reasons beyond that. Additionally, since all of the appropriate documentation was filed with the transfer agent, FINRA and the SEC, the “Chill” imposed on our stock was not due to any failure, neglect or wrong on the part of Universal Bioenergy or its officers.

We feel very confident that once all of the required information is submitted and reviewed by the DTC’s compliance department, the “Chill” will be lifted. We do not have an exact time for its removal, however we have been told that the process could take from 30 to 60 days from that point. We will update you as soon as we hear from the DTC regarding the lifting of the “Chill”.

SEC Issues and Related Matters

Some of you have asked about an issue with regard to the SEC that occurred in 2008. If you are referring to the court case of the SEC vs. Abelllan, et al, this case did not involve Universal Bioenergy. That case involved certain shareholders of Universal. Universal Bioenergy was never a subject of any investigation regarding that court case by the SEC. The Board of Directors authorized a full investigation of that matter by an independent party, which was fully disclosed to the public in our SEC filings for a period of nearly 2 years. It was first disclosed in our 2009 Form10-K Annual Report, and in our quarterly reports for all of 2010, the 2010 Form 10-K Annual Report, and the Form 10-Q Reports for the first and second quarters of 2011. We have nothing to hide regarding this matter, and furthermore that case was closed by the SEC. Additionally, that case has absolutely nothing to do with the “Chill” imposed by the DTC. They are two totally unrelated issues, with two unrelated entities, one a government agency and the other a private company.

The following are excerpts regarding this matter that was first disclosed in our Form 10-K Report for 2009;

NOTE 14 – Subsequent Discovery Of Facts That Existed As Of The Balance Sheet Date - (Page F-21)

On April 9, 2010 management became aware that cash and other assets invested in the Company prior to December 31, 2009 may have been received as a result of illegal activities by persons affiliated with certain current and former shareholders, Lacroix International Holdings Ltd. (Lacroix) and Mortensen Financial Ltd. (Mortensen). See SEC vs. Abellan, et al, (Case 3:08-CV-05502). Management also became aware that the Securities and Exchange Commission (SEC) has subsequently obtained an order of disgorgement pertaining to the assets held by Lacroix and Mortensen which currently include shares of preferred and common stock of the Company. According to the court filings in SEC vs. Abellan et al, the SEC was not able to obtain the Andorran banking records of Lacroix and Mortensen, and accordingly cannot currently definitively link the funds invested in the Company to the illegal activities of Abellan.

Current management has also recently become aware that former management was contacted by SEC enforcement pertaining to the above related to an informal investigation of another company. It should be noted that the Company and its then management were not the focus of the informal investigation. Documents provided by former management to the SEC establish that the discussions between former management, Lacroix and Mortensen began at least a month in advance of the freeze order.

The following are excerpts regarding this matter that was still disclosed in our Form 10-Q Report for the period ended June 30, 2011, on page 15;

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Note 14 – Commitments And Contingencies

On April 10, 2010, current management advised the stock transfer agent to freeze the preferred and common shares of Lacroix and Mortensen held in name or in street name, preventing their further conversion to cash, in accordance with the United States District Court, Western District of Washington at Tacoma, in the court’s “Preliminary Injunction Order”, dated September 11, 2008 in Case No. 3:08-cv-05502 BHS, and its “Order Granting Plaintiff’s Motion For Summary Judgment” dated December 7, 2009. The Board of Directors of the Company, in accordance with these court orders, has also frozen the option to convert the preferred shares to common stock. Counsel has advised management that such conversion of preferred shares to common could constitute a further violation of the asset freeze. In an attempt to obtain clarification of this, and to provide full and fair disclosure, management requested clarification from SEC staff, who declined to provide clarification or comment. The docket currently shows the status of the Abellan case as “terminated”, leaving Company counsel to believe that further action by the SEC against the Company is possible but unlikely.

In summary this means, those parties may have obtained money from some illegal activities, (which the Company was not aware of), and loaned the money to the Company. It’s similar to you innocently borrowing money from your friend, who doesn’t tell you that he obtained the money from some illegal activities.

If you wish to read the entire text of this matter, please refer to our SEC filings in our 2009 Form10-K Annual Report, our Form 10-Q quarterly reports for all of 2010, the 2010 Form 10-K Annual Report, and the Form 10-Q Reports for the first and second quarters of 2011. Our legal counsel advised us that after 2 years of full disclosure of this matter in our filings, it was no longer required to be reported.

Sales of Unregistered Securities

Some of you have commented about the sales of unregistered securities by the Company. When a company sells its securities, e.g. common stocks, preferred stocks, bonds, debentures, units or other securities, they may be registered or unregistered securities with the SEC depending on whether they are sold in a public or private offering. If they are sold in a public offering such as an Initial Public Offering (IPO) or secondary public offering, they are required to be registered with the SEC by means of a Form S-1 Registration Statement under the Securities Act of 1933. These registered securities are issued without any restrictions and are free trading. However, the SEC has made a provision whereby companies may also issue “unregistered securities” in private offerings, (not made to the general public), under a Regulation D offering, and/or pursuant to the Securities Act Rule 144. These securities are known as “restricted securities” and are exempt from registration with the SEC if they meet the Regulation D and Rule 144 guidelines. Stocks that are unregistered will usually have a restrictive legend on them that must be removed before they can be sold into the open marketplace.

The following information is taken directly from the SEC’s website regarding the sales of unregistered securities;

Regulation D Offerings

Under the Securities Act of 1933, any offer to sell securities must either be registered with the SEC or meet an exemption. Regulation D (or Reg D) contains three rules providing exemptions from the registration requirements, allowing some companies to offer and sell their securities without having to register the securities with the SEC. For more information about these exemptions, read our publications on Rules 504, 505, and 506 of Regulation D.

Securities Act Rule 144 - What Are Restricted and Control Securities?

Restricted securities are securities acquired in unregistered, private sales from the issuer or from an affiliate of the issuer. Investors typically receive restricted securities through private placement offerings, Regulation D offerings, employee stock benefit plans, as compensation for professional services, or in exchange for providing "seed money" or start-up capital to the company. Rule 144(a)(3) identifies what sales produce restricted securities. Per SEC Rule 144, control securities are those held by an affiliate of the issuing company. An affiliate is a person, such as an officer, director or large shareholder, (owning 10% of a company’s outstanding shares), in a relationship of control with the issuer. Control means the power to direct the management and policies of the company in question, whether through the ownership of voting securities, by contract, or otherwise.

Rule 144 provides an exemption and permits the public resale of restricted or control securities if a number of conditions are met, including how long the securities are held, the way in which they are sold, and the amount that can be sold at any one time. If you acquire restricted securities, you almost always will receive a certificate stamped with a "restricted" legend. But even if you’ve met the conditions of the rule, you can’t sell your restricted securities to the public until you’ve gotten a transfer agent to remove the legend.

Universal Bioenergy has issued unregistered securities, pursuant to an exemption from registration under either Regulation D or Rule 144, as compensation to its employees, vendors, creditors for convertible notes and others for professional services. All of these unregistered shares that are issued, are fully disclosed in all of our reports that are filed with the SEC. You will find the disclosure regarding these shares in our most recent Form 10-Q Report for the period ended September 30, 2011 under; Part I - Consolidated Financial Information on page 6 in the chart “Consolidated Statements Of Changes In Stockholders' Equity”, and on page 11 under Note 5 – Equity, and on page 16 under Note 9 – Related Party Transaction, and in Part II on page 33 under Item 2 - Unregistered Sales Of Equity Securities And Use Of Proceeds.

They following is an excerpt regarding the issuance of unregistered securities from our Form 10-Q Report for the period ended September 30, 2011, on page 33 under Part II - Other Information;

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Item 2. Unregistered Sales Of Equity Securities And Use Of Proceeds

The offer and sale of such shares of our common stock were effected in reliance on the exemptions for sales of securities not involving a public offering, as set forth in Rule 506 promulgated under the Securities Act of 1933 (the “Securities Act”) and in Section 4(2) of the Securities Act, based on the following: (a) the investors confirmed to us that they were “accredited investors,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequent registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

SEC Comment Letter

What is an SEC “Comment Letter”? According to the SEC, “In issuing comments to a company, the staff may request that a company provide additional supplemental information so the staff can better understand the company’s disclosure, revise disclosure in a document on file with the SEC, provide additional disclosure in a document on file with the SEC, or provide additional or different disclosure in a future filing with the SEC. There may be several rounds of letters from the SEC staff and responses from the filer until the issues identified in the review are resolved. These letters set forth staff positions and do not constitute an official expression of the SEC’s views. The letters are limited to the specific facts of the filing in question and do not apply to other filings.”

The SEC’s Accounting Branch reviewed the Company’s Form 10-K Annual Report for 2009 and the Form 10-Q Report for the fiscal quarter ended June 30, 2010, and issued a “Comment Letter”, primarily to request additional accounting information regarding the NDR Energy acquisition, our internal controls and to clarify some other accounting issues. We have kept the SEC’s Accounting Branch updated regularly regarding the status of these matters via written correspondence, (which is posted on their website) and through telephone calls. The Company will be providing a full response to the SEC queries and will post them on their website in the next one to three weeks. With our new public accounting firm, we plan to have all of our reports filed in a timely matter with the SEC, and we do not foresee, (although we cannot guarantee), having any more Comment Letters issued by the SEC.

JUST FOR THE RECORD

The following information is included just to set the record straight and clarify a few other issues;

Management’s Sales of Personal Stock

“Just for the record”, our executive management team has not taken a regular salary for the past three years. Our salary has been deferred and we get paid primarily in stock as compensation. We have not sold any of our personal stock in the Company since March 2011. When the last audit was performed for the 2010 Form 10-K Report, the auditors reviewed our personal brokerage account statements to verify what we sold. Any shares that are issued to us are restricted or control securities. Per SEC Rule 144, control securities are those held by an affiliate of the issuing company. An affiliate is a person, such as an officer, director or large shareholder, (owning 10% of a company’s outstanding shares), in a relationship of control with the issuer.

That means, as officers of the Company we are subject to the limitations of SEC Rule 144, (also known as the “Dribble Rule”), on sales of our personal stock. Any stock we are issued is fully disclosed in our SEC filings on SEC Form 4. The restrictions on the sales of our personal stock per Rule 144 include our holding the stock for a minimum of six months after issuance, the Company must be current on all of its SEC filings, and we are limited to selling an amount equal to 1% of the outstanding shares every 90 days. With our current outstanding shares being 197,347,550, we are limited to selling only 1,973,475 shares every 90 days or 657,825 each month. The “Dribble Rule” protects the shareholders, and prevents the officers, directors and affiliates from engaging in “pump and dump” schemes, or otherwise dumping their stock in the market to the detriment of the other shareholders.

Additionally, when we do decide to sell any of our personal stock, the SEC requires us to file a Form 144, (Notice of Proposed Sale of Securities), through our stock brokers, notifying the SEC of our intent to sell our stock in accordance with the Rule 144 guidelines and limitations. The SEC states regarding Form 144, “This Form must be filed with the SEC by an affiliate of the issuer as a notice of the proposed sale of securities in reliance on Rule 144, when the amount to be sold under Rule 144 by the affiliate during any three-month period exceeds 5,000 shares or units or has an aggregate sales price in excess of $50,000.”

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“Just for the record”, Solomon Ali and I have employment agreements with the Company that grants us a base salary of $174,000 annually. However, we have never actually received that salary, and the salary has been deferred since 2009, which has allowed the Company to reinvest those funds and use them for other operating expenses. The salaries are posted on the Company’s Balance Sheet as accrued compensation during the year. At the end of the year the Company issues us a convertible note that grants us the right to convert to common stock. You can find these Notes listed in our Form 10-Q Report for the period ended September 30, 2011 under Note 7 – Convertible Notes Payable. A complete copy of our Employment Agreements can be found in our Form 10-K Annual Report for the period ended December 31, 2009, filed on August 8, 2010, and are attached as Exhibit 10.6, and Exhibit 10.7.

“Just for the record”, we do not disclose the names of the companies that we are negotiating a potential acquisition with, or the utility companies that NDR Energy Group signs contracts with, in a press release due to the following reasons; (1) the contracts typically have confidentiality clauses that limits disclosure of certain facts in the transaction to the general public, (2) we are usually required to sign a Confidentiality or Non-Disclosure Agreement, (3) these companies require that we obtain their written permission to disclose certain information in a general news release, (4) these companies do not want a deluge of phone calls by shareholders or others, (which has happened on several occasions), attempting to obtain confidential or other “inside” information, (5) some of the utility customers have indicated that we will impair our ability to do business with them if we disclose certain information, (that includes cancelling the contract), which would result in a decrease in our revenues, (6) it’s not prudent to disclose the name of an acquisition target company or contract terms while we are still in negotiations and lose the deal to a competitor.

“Just for the record”, we are able to provide the following to our shareholders; (1) we can acknowledge the existence of the contract in a general news release, (2) we can disclose certain information (including the company’s name), later in our SEC filings if the contract has a provision to disclose certain information to comply with government regulatory reporting requirements, (3) we will disclose the name of an acquisition target company in a general news release after we have “tied up the deal” with an executed contract, and we will file a copy of the contract with the SEC in a Form 8-K Report.

“Just for the Record”, virtually all of the investors that made direct investments in the Company, and have converted their Notes to stock have indicated to us that their stock is still held in hard certificate form. They have also indicated they are holding their positions in the stock and are not selling until sometime in the future.

Sales Forecasts

As you know, a meteorologist does not predict the weather, they only make forecasts because weather conditions constantly change. Similarly, as with other companies, we do not make predictions, we can only make forecasts. The financial projections are estimates based on Management’s analysis of the market segments of the energy industry we are involved in, future industry trends, our current and growing customer base, our strategic joint ventures, proposed acquisitions and other capital development projects we are pursuing. Many factors can directly affect the outcome of our forecasts e.g., global economic conditions, changes in supply and demand for oil and natural gas; speculation as to the future prices of oil and natural gas and the speculative trading of oil or natural gas futures contracts; the level of global oil and natural gas exploration and production activity; the level of global oil and natural gas inventories and oil refining capacities; technological advances affecting energy consumption, weather conditions and other factors. Natural gas prices have fluctuated dramatically in recent years and could continue to be volatile in the future, and may have a negative impact on our revenues.

The Company had indicated in several news releases its projected sales forecasts for 2011 could be in the $75 – $100 million range. When we made those forecasts last August, the NYMEX futures price of natural gas was around $4.20 per mcf or MMBtu, currently it’s around $3.00, or a decline of 29%. That means if you sold one million mcf of gas at $4.20 that would result in revenues of $4.2 million, however at $3.00 that would result in revenues of $3.0 million. Fortunately, most of our prices were locked in earlier in the year. When our annual report is filed for 2011, we still believe we should be close to the lower end of that projected target range due to the continued strong increases in our sales volumes of natural gas. We are still bullish on natural gas and feel we are prepared to adapt to the changes in the market for our long term success.

Shareholder Dilution

Some of you have expressed some concerns about the Company’s issuance of stock and its effects of diluting your shareholder interests. The following is an excerpt regarding “Future Capital Funding”, its potential shareholder benefits and its potential dilutive effect on the stock that was disclosed on page 40, in our 2010 Form 10-K Annual Report;

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Future Capital Funding – “To ensure our ability to remain as a going concern, and develop a long-term profitable business, management is planning to raise additional funds in debt or equity capital to fund the growth of our company. We anticipate using the proceeds to purchase some of the companies we have targeted for future acquisitions, and some for working capital. Management believes, although we cannot guarantee, that we will be successful in raising additional capital to fund our plans for growth and expansion. The raising of additional capital through the sale of equity may result in a dilution of the current shareholders interests. However, management anticipates that the shareholders would likely receive greater potential financial rewards by means of a significant increase in the price of the stock, greater market value of the Company and more liquidity. Since our management has re-engineered our company by creating more value to it, through its recent acquisitions, and is positioning it to qualify/apply to be listed on another stock exchange, we believe this should make it attractive to more retail and institutional investors. We feel this would be of great benefit to our shareholders.”

The issuance of any new shares of stock are carefully considered, and are issued in accordance with the Company’s Bylaws. When many companies issue new shares to raise additional capital, it is often viewed as a signal that the company is heading for a period of rapid growth and expansion. It can also provide an opportunity for investors to acquire more stock and earn a significant increase in the value of their holdings. This means that instead of retaining a larger percentage of ownership in a small company, you could potentially have a smaller share of ownership in a larger company with a much higher market value and stock price. Which would you rather have, 1 million shares of a 5 cent stock valued at $50,000, or 100,000 shares of a $2.00 stock valued at $200,000?

FUTURE OUTLOOK OF COMPANY

We have managed to grow a solid business in the heart of the worst economic recession in U.S. history, with $49.9 million in revenues for the period ending September 30, 2011, when many other firms have experienced a decrease in revenues and earnings or simply shut down. The Company has continued to gain increased market share, enjoy double digit increases of 50% or more in revenues each quarter, streamlining its costs and is gaining a stronger foothold hold in the energy market. We are taking advantage of the growing opportunities in the energy market by gaining more utility customers, expansion into the propane market, natural gas power generation and thermal coal.

Our five-year average revenue growth projection for the Company is now 50% to 100%. Due to the increased demands of energy for the U.S and world market, and the bullish outlook for the industry, the Company appears poised for in even greater growth in the near and long term. Management believes that profitability should be forthcoming in the upcoming quarters, and we also believe the Company can achieve higher operating margins over the long run as our business continues to grow. Universal Bioenergy is exploiting changes in the energy market with the intent to propel the company to a dominant market position, and be one of the top independent energy companies in the United States.

Managements Plans – It’s All About The Long Term

You have a good, hardworking, honest management team with a strong entrepreneurial spirit. We are willing to make sacrifices, e.g. deferring our salary or taking stock in the short term for the long term gain. We are not focusing on the short term to the detriment of building a good strong company with growing revenues and future profitability. We are looking for good results over time, just like a venture capital or private equity firm. We are not only interested in the financial results for each quarter, but what the company will earn in the next 1 to 3 years and beyond. Moreover, we believe the true measure of our success will ultimately be the value we create for you -our shareholders over the long term, by building a strong operating company, which should cause the stock price to rise and our market capitalization value to grow to the benefit of all of our shareholders.

Hopefully this Letter addresses your major concerns and how we plan to fix them. We appreciate your continued interest and support of your Company. We will issue our 2011 Annual Letter to our Shareholders after we file the Form 10-K for 2011. We will continue to work hard on your behalf. Now you can tell the villagers not to come with the torches and pitchforks to kill the corporate monsters; at least for the time being. Trust me – We get it!

Sincerely yours,

Vince M. Guest

President and Chief Executive Officer

and Fellow Shareholder

Universal Bioenergy Inc.